Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2019 RESULTS; SIGNIFICANTLY IMPROVES LEVERAGE AND OTHER CREDIT METRICS; REAFFIRMS 2019 GUIDANCE

IRVINE, CA, August 7, 2019 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the second quarter of 2019.

RECENT HIGHLIGHTS

•
For the second quarter of 2019, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.46, $0.76, $0.46, $0.72 and $0.46, respectively.

•	We made significant progress this quarter toward our stated goal of lowering leverage to below 5.50x by year end and in the process improved our cost of debt capital and other key credit metrics:

◦
On May 29, 2019, we completed the issuance of $300.0 million of 4.80% senior notes due 2024. This offering represents our first investment grade rated issuance, following the completion of our merger with Care Capital Properties, Inc. in 2017. The net proceeds from the offering, together with borrowings under our unsecured revolving credit facility, were used to redeem all $500.0 million of our outstanding 5.5% senior notes due 2021. These transactions are expected to result in annual interest expense savings of approximately $5.8 million.

◦
During the second quarter of 2019, we sold 11.1 million shares of common stock under our ATM Program, generating gross proceeds of $217.3 million, before $3.3 million of commissions. These proceeds, together with the proceeds from real estate sales, were used to reduce total consolidated debt from $3.2 billion as of March 31, 2019 to $2.7 billion as of June 30, 2019.

◦
These transactions combined to lower our cost of permanent debt by 19 basis points to 4.09% as of June 30, 2019 and to reduce our Net Debt to Adjusted EBITDA ratio (including our unconsolidated joint venture) from 6.08x as of March 31, 2019 to 5.76x as of June 30, 2019.

◦	In addition, these activities improved other key credit metrics compared to the first quarter of 2019:

▪	Interest Coverage improved 0.43x, increasing to 4.62x

▪	Fixed Charge Coverage improved 0.40x, increasing to 4.46x

▪	Total Debt/Asset Value improved 9%, decreasing to 39%
For additional detail and information regarding these key credit metrics, refer to the Credit Metrics and Ratings section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.

•
Subsequent to June 30, 2019, we embarked upon amending and extending our $2.2 billion (U.S. $2.1 billion plus CAD $125.0 million) credit facility and have obtained commitments for the full amount of the amended facility. The closing is expected to occur in August 2019 and will result in lower interest rate spreads for revolver borrowings of 15 basis points and for term loan borrowings of 20 basis points, based on our current credit rating; this is expected to result in annual interest expense savings of approximately $2.8 million based on our revolver balance as of June 30, 2019. This amendment will also improve our debt maturities laddering by extending the maturity for the revolver to August 2023 (compared to the current maturity date in August 2021) and creating additional laddering of our term loans with various maturities through August 2024 (compared to the current maturity dates through August 2022).

•
During the second quarter of 2019, we entered into forward starting interest rate swaps and collars to extend existing interest rate protection on floating rate borrowings through the final maturity date of the proposed amended credit facility described above. The initial aggregate notional amount of these hedges is $645.0 million, accreting to $845.0 million in January 2023. The forward starting interest rate swaps fix LIBOR at a weighted average rate of 1.62% (compared to our current swapped LIBOR of 1.19%), and the forward starting interest rate collars set a floor and

1

ceiling for LIBOR at 0.525% and 2.75%, respectively. These hedging activities took advantage of the current interest rate environment to provide us with interest rate protection on the vast majority of our variable rate term loan borrowings for the duration of the extended terms of such borrowings.

•	We reaffirm our previously issued guidance with the following updates:

◦
Net income and FFO were positively impacted by the $9.7 million non-cash lease termination income we recognized in the second quarter of 2019 in connection with the conversion of the Holiday portfolio to our Senior Housing - Managed portfolio. As such, we expect for 2019 to be near the high end of our guidance range for these measures.

◦
AFFO was positively impacted by the classification of certain costs of disposing of and transitioning certain facilities previously operated by Senior Care Centers as an impairment charge; these costs were classified as cash expenses in the original guidance, which had the effect of decreasing AFFO. As such, we expect for 2019 AFFO to be near the high end of our guidance range.

◦
Normalized FFO and Normalized AFFO ranges remain unchanged; however, we expect Normalized FFO to be near the low end of the range due to the reduction of straight-line rental revenues associated with certain leases converted to cash basis under the new lease accounting standard adopted in 2019. This change reduces 2019 expected straight-line rental income by approximately $0.04 per share for the year.

◦
Interest and other income increased to $80.0 million from the prior guidance of $13.8 million primarily due to a reclassification of the $57.2 million Holiday lease termination fee received in the second quarter of 2019 that our initial guidance included in Other income (expense) and the recognition of a $9.7 million non-cash gain upon conversion of the Holiday portfolio that was not previously assumed in our guidance and only impacts net income and FFO as discussed above.

◦	Total interest expense increased to $124.3 million due to changes in dispositions expectations.

◦	Capital expenditures (Senior Housing - Managed and non-yielding NNN) expected to total $15.3 million for the second half of 2019.

◦
Investments for the second half of 2019, primarily related to our propriety development pipeline, are anticipated to total $70 million with an average initial cash yield of 7.5% and are anticipated to occur primarily during the fourth quarter of 2019.

◦	Dispositions in the second half of 2019 are anticipated to total $80 million with associated annualized Cash NOI of $3.7 million.

◦
These updates continue to be based on our expectation of reducing our Net Debt to Adjusted EBITDA ratio (including our unconsolidated joint venture) to below 5.50x (below 5.0x excluding our unconsolidated joint venture) by December 31, 2019.

•
On August 7, 2019, we announced that our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on August 30, 2019 to common stockholders of record as of the close of business on August 20, 2019.

Commenting on the second quarter results, Rick Matros, CEO and Chairman, said, “This quarter saw the successful execution of Sabra’s first investment grade issuance, continuing to demonstrate the ongoing benefits and results of our completed repositioning. Additionally, we made significant progress on de-levering our balance sheet, have full commitments for our proposed amended credit facility and have initiated strategic talks to put a new joint venture arrangement in place with respect to the Enlivant portfolio, which, when executed, should mitigate the need to raise any material amount of equity in connection with that joint venture.
“With respect to the second quarter, in our triple-net operating portfolio, our same store Senior Housing sequential EBITDAR Coverage was flat and Occupancy was up 120 basis points. Same store Skilled Nursing sequential EBITDAR Coverage was essentially flat, with Occupancy and Skilled Mix down 20 basis points and 30 basis points, respectively. In our top ten relationships, rent coverage was down for Avamere, Healthmark and McGuire primarily due to an exceptionally strong first quarter of 2018 falling off the trailing 12 month period. Otherwise, current performance is stable and in line with expectations. Additionally, effective July 2019, Avamere is expecting NOI to improve due to an Oregon Medicaid rate increase and a new pharmacy contract, and North American, as expected, is now trending back up with reported performance for the trailing three months ended May 2019 up over 1.20x on an EBITDAR basis. We are not currently engaged in any additional restructurings

2

and do not currently anticipate others. Our operators report good progress toward the October 1st implementation of PDPM, and CMS has affirmed the 2.4% Medicare market basket increase also effective October 1st, both of which are expected to result in stronger rent coverage. I am also pleased to share that we hosted 35 of our leading care providers in June at the Sabra Operator Conference aptly named Strategies for Success. The conference gave operators the opportunity to network, share best practices, learn from one another and hear from industry experts about reimbursement trends and upcoming innovations.”
LIQUIDITY
As of June 30, 2019, we had approximately $772.4 million of liquidity, consisting of unrestricted cash and cash equivalents of $47.4 million (excluding joint venture cash and cash equivalents) and available borrowings of $725.0 million under our revolving credit facility. As of June 30, 2019, we also had $282.7 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2019 second quarter results will be held on Thursday, August 8, 2019 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 4883179. The webcast URL is https://edge.media-server.com/mmc/p/bvcyb9fw. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of June 30, 2019, Sabra’s investment portfolio included 432 real estate properties held for investment (consisting of (i) 304 Skilled Nursing/Transitional Care facilities, (ii) 62 Senior Housing communities (“Senior Housing - Leased”), (iii) 44 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 22 Specialty Hospitals and Other facilities), one investment in a direct financing lease, 20 investments in loans receivable (consisting of (i) one mortgage loan, (ii) two construction loans and (iii) 17 other loans), nine preferred equity investments and one investment in an unconsolidated joint venture that owns 170 Senior Housing - Managed communities. As of June 30, 2019, Sabra’s real estate properties held for investment included 43,445 beds/units and its unconsolidated joint venture included 7,538 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our de-levering activity, our proposed amended credit facility, our potential new joint venture arrangement with respect to the Enlivant portfolio, the impact of the new PDPM system and CMS market basket increase, as well as our expected future financial position, results of operations (including our updated outlook for the full year 2019), business strategy, and plans and objectives for future operations, capital raising activity and operator restructurings.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities;

3

the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental and related revenues	$112,800	$144,229	$229,187	$288,484
Interest and other income	70,495	4,553	73,820	8,891
Resident fees and services	36,071	17,530	53,132	35,023

Total revenues	219,366	166,312	356,139	332,398

Expenses:
Depreciation and amortization	49,476	46,828	94,425	94,833
Interest	33,608	36,757	69,926	72,575
Triple-net portfolio operating expenses	6,240	—	11,529	—
Senior housing - managed portfolio operating expenses	24,239	12,299	36,279	24,423
General and administrative	8,059	9,383	16,243	17,580
Provision for (recovery of) doubtful accounts, straight-line rental income and loan losses	193	(674)	1,400	539
Impairment of real estate	2,002	881	105,136	1,413

Total expenses	123,817	105,474	334,938	211,363

Other (expense) income:
Loss on extinguishment of debt	(10,119)	—	(10,119)	—
Other (expense) income	(1)	—	170	2,820
Net gain on sales of real estate	2,755	142,903	1,235	142,431

Total other (expense) income	(7,365)	142,903	(8,714)	145,251

Income before loss from unconsolidated joint venture and income tax expense	88,184	203,741	12,487	266,286

Loss from unconsolidated joint venture	(3,647)	(2,347)	(5,030)	(1,901)
Income tax expense	(854)	(605)	(1,466)	(1,115)

Net income	83,683	200,789	5,991	263,270

Net income attributable to noncontrolling interests	(6)	(2)	(18)	(12)

Net income attributable to Sabra Health Care REIT, Inc.	83,677	200,787	5,973	263,258

Preferred stock dividends	—	(7,207)	—	(9,768)

Net income attributable to common stockholders	$83,677	$193,580	$5,973	$253,490

Net income attributable to common stockholders, per:

Basic common share	$0.46	$1.09	$0.03	$1.42

Diluted common share	$0.46	$1.08	$0.03	$1.42

Weighted-average number of common shares outstanding, basic	181,567,464	178,314,750	179,984,959	178,304,733

Weighted-average number of common shares outstanding, diluted	182,254,100	178,684,024	180,637,059	178,600,789

5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $464,970 and $402,338 as of June 30, 2019 and December 31, 2018, respectively	$5,378,874	$5,853,545
Loans receivable and other investments, net	111,203	113,722
Investment in unconsolidated joint venture	328,207	340,120
Cash and cash equivalents	47,595	50,230
Restricted cash	9,879	9,428
Lease intangible assets, net	108,877	131,097
Accounts receivable, prepaid expenses and other assets, net	138,544	167,161
Total assets	$6,123,179	$6,665,303

Liabilities
Secured debt, net	$114,675	$115,679
Revolving credit facility	275,000	624,000
Term loans, net	1,189,774	1,184,930
Senior unsecured notes, net	1,106,518	1,307,394
Accounts payable and accrued liabilities	100,635	94,827
Lease intangible liabilities, net	76,201	83,726
Total liabilities	2,862,803	3,410,556

Equity
Common stock, $.01 par value; 250,000,000 shares authorized, 189,515,024 and 178,306,528 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,895	1,783
Additional paid-in capital	3,725,971	3,507,925
Cumulative distributions in excess of net income	(460,832)	(271,595)
Accumulated other comprehensive (loss) income	(10,936)	12,301
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,256,098	3,250,414
Noncontrolling interests	4,278	4,333
Total equity	3,260,376	3,254,747
Total liabilities and equity	$6,123,179	$6,665,303

6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$5,991	$263,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,425	94,833
Amortization of above and below market lease intangibles, net	2,703	(1,368)
Non-cash interest income adjustments	(1,125)	(1,174)
Non-cash interest expense	5,323	4,997
Stock-based compensation expense	5,570	3,839
Non-cash lease termination income	(9,725)	—
Loss on extinguishment of debt	10,119	—
Straight-line rental income adjustments	(10,710)	(23,752)
Provision for doubtful accounts, straight-line rental income and loan losses	1,400	539
Net gain on sales of real estate	(1,235)	(142,431)
Impairment of real estate	105,136	1,413
Loss from unconsolidated joint venture	5,030	1,901
Distributions of earnings from unconsolidated joint venture	6,884	3,610
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(5,289)	(2,130)
Accounts payable and accrued liabilities	(22,619)	8,006
Net cash provided by operating activities	191,878	211,553
Cash flows from investing activities:
Acquisition of real estate	—	(213,982)
Origination and fundings of loans receivable	(8,823)	(28,157)
Origination and fundings of preferred equity investments	—	(945)
Additions to real estate	(8,596)	(16,817)
Repayments of loans receivable	10,102	38,887
Repayments of preferred equity investments	2,463	375
Investment in unconsolidated joint venture	—	(354,461)
Net proceeds from the sales of real estate	322,736	278,201
Net cash provided by (used in) investing activities	317,882	(296,899)
Cash flows from financing activities:
Net (repayments of) borrowings from revolving credit facility	(349,000)	35,000
Proceeds from issuance of senior unsecured notes	300,000	—
Principal payments on senior unsecured notes	(500,000)	—
Principal payments on secured debt	(1,703)	(2,128)
Payments of deferred financing costs	(4,413)	(12)
Payments related to extinguishment of debt	(6,895)	—
Distributions to noncontrolling interests	(73)	(72)
Preferred stock redemption	—	(143,750)
Issuance of common stock, net	211,575	(499)
Dividends paid on common and preferred stock	(161,735)	(164,736)
Net cash used in financing activities	(512,244)	(276,197)
Net decrease in cash, cash equivalents and restricted cash	(2,484)	(361,543)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	300	(252)
Cash, cash equivalents and restricted cash, beginning of period	59,658	587,449
Cash, cash equivalents and restricted cash, end of period	$57,474	$225,654
Supplemental disclosure of cash flow information:
Interest paid	$74,631	$67,793

7

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$83,677	$193,580	$5,973	$253,490
Add:
Depreciation and amortization of real estate assets	49,476	46,828	94,425	94,833
Depreciation and amortization of real estate assets related to noncontrolling interests	(39)	(40)	(79)	(80)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,347	6,163	10,663	10,715
Net gain on sales of real estate	(2,755)	(142,903)	(1,235)	(142,431)
Net loss on sales of real estate related to unconsolidated joint venture	1,690	—	1,690	—
Impairment of real estate	2,002	881	105,136	1,413
FFO attributable to common stockholders	$139,398	$104,509	$216,573	$217,940
Lease termination income	(66,948)	—	(66,948)	—
Loss on extinguishment of debt	10,119	—	10,119	—
Provision for (recovery of) doubtful accounts and loan losses, net	193	(829)	1,400	(1,692)
Other normalizing items (1)	1,918	5,995	8,958	5,188
Normalized FFO attributable to common stockholders	$84,680	$109,675	$170,102	$221,436
FFO attributable to common stockholders	$139,398	$104,509	$216,573	$217,940
Merger and acquisition costs	56	112	62	442
Stock-based compensation expense	2,795	2,704	5,570	3,839
Straight-line rental income adjustments	(5,242)	(12,189)	(10,710)	(23,752)
Amortization of above and below market lease intangibles, net	(1,601)	(684)	2,703	(1,368)
Non-cash interest income adjustments	(563)	(604)	(1,125)	(1,174)
Non-cash interest expense	2,762	2,516	5,323	4,997
Non-cash portion of loss on extinguishment of debt	3,224	—	3,224	—
Provision for doubtful straight-line rental income, loan losses and other reserves	193	311	1,400	2,492
Non-cash lease termination income	(9,725)	—	(9,725)	—
Other non-cash adjustments related to unconsolidated joint venture	1,031	782	2,146	1,014
Other non-cash adjustments	46	15	98	30
AFFO attributable to common stockholders	$132,374	$97,472	$215,539	$204,460
Cash portion of lease termination income	(57,223)	—	(57,223)	—
Cash portion of loss on extinguishment of debt	6,895	—	6,895	—
Recovery of doubtful cash income	—	(985)	—	(1,951)
Other normalizing items (1)	1,885	5,766	3,017	4,782
Normalized AFFO attributable to common stockholders	$83,931	$102,253	$168,228	$207,291
Amounts per diluted common share attributable to common stockholders:
Net income	$0.46	$1.08	$0.03	$1.42
FFO	$0.76	$0.58	$1.20	$1.22
Normalized FFO	$0.46	$0.61	$0.94	$1.24
AFFO	$0.72	$0.54	$1.19	$1.14
Normalized AFFO	$0.46	$0.57	$0.93	$1.16
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	182,254,100	178,684,024	180,637,059	178,600,789
AFFO and Normalized AFFO	183,007,434	179,226,155	181,457,685	179,215,960

(1)
The three and six months ended June 30, 2019 include $1.0 million of incremental interest expense related to the redemption of the 2021 Notes. For AFFO, the six months ended June 30, 2019 also includes $5.9 million of write-offs related to above/below market rent intangibles. The three and six months ended June 30, 2018 include $5.5 million of capitalized issuance costs written off as a result of the preferred stock redemption. The six months ended June 30, 2018 also includes a contingency fee of $2.0 million earned during the period related to a legacy CCP investment. In addition, other normalizing items for FFO include un-reimbursed triple-net operating expenses and CCP merger and transition costs and other normalizing items for AFFO include un-reimbursed triple-net operating expenses and CCP transition costs.

8

REPORTING DEFINITIONS

Ancillary Supported Tenant
A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis and one legacy CCP tenant), one Ancillary Supported Tenant and facilities for which data is not available or meaningful.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can

9

REPORTING DEFINITIONS

help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned

10

REPORTING DEFINITIONS

from leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

11